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                                                                   EXHIBIT 10.21


                       AMENDMENT NO. 1 TO OPTION AGREEMENT


     This Amendment No. 1 to Option Agreement, dated as of October __, 1996, is entered into by and between Decora Industries, Inc., a Delaware corporation ("Optionor"), and Nathan Hevrony ("Optionee").

                                    RECITALS

     A. Optionee has performed numerous valuable services for Optionor over the past several years, including serving as it's Chief Executive Officer and as a director.

     B. Optionor has, as compensation for such services, issued to Optionee, an option to purchase 750,000 shares of its common stock at an exercise price of $1.12 per share (the "Option"), pursuant to the terms of an Option Agreement by and between Optionor and Optionee, dated as of January 7, 1992 (the "Option Agreement'), a copy of which is attached hereto as Exhibit A and incorporated by reference.

     C. The Option is set to expire on December 30, 1996, and both parties believe it is in their respective best interests to amend the Option Agreement to extend the expiration date of the Option.

     NOW, THEREFORE, the parties hereto agree as follows:

     Amendment of Expiration Date. Section 2.A of the Option Agreement is hereby amended to read as follows:

         "A. From December 30, 1991, and up until and including December 30, 1999, Optionee shall have the right and option to purchase, at $1.12 per share, and Optionor shall have the obligation to issue to Optionee, 750,000 shares of the authorized but unissued common shares of Optionor."

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Option Agreement as of the date first written above.

OPTIONOR                                             OPTIONEE

DECORA INDUSTRIES, INC.
a Delaware corporation


/s/ Nathan Hevrony                                   /s/ Nathan Hevrony
-----------------------------                        -------------------------
By:  Nathan Hevrony                                      Nathan Hevrony
     Chief Executive Officer